Exhibit 5.2

CONSENT OF M3 ENGINEERING & TECHNOLOGY CORPORATION

Western Copper and Gold Corporation

The undersigned, an authorized signatory on behalf of M3 Engineering & Technology Corporation, hereby consents to:

(i)

the use and reference to M3 Engineering & Technology Corporation and the report entitled “Casino Project, Form 43-101F1 Technical Report Feasibility Study, Yukon, Canada – Revision 1”, dated January 25, 2013, and

(ii)	the inclusion and incorporation by reference of information derived from such report,

in the Registration Statement on Form F-10 of Western Copper and Gold Corporation.

M3 ENGINEERING & TECHNOLOGY CORPORATION

/s/ Daniel H Neff
Name: Daniel H Neff
Title: Chairman of the Board

Date:	August 6, 2020